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                                                                  EXHIBIT 10(cc)


                      AMENDED AND RESTATED REVOLVING NOTE



$7,000,000                                                    January 23, 1998

     FOR VALUE RECEIVED, the undersigned, SAFETY 1ST, INC., a Massachusetts corporation, and SAFETY 1ST HOME PRODUCTS CANADA INC., a Canadian federal corporation, (collectively, the "BORROWERS"), jointly and severally promise to pay to the order of Summit Commercial/Gibraltar Corp. (the "LENDER") at care of BT Commercial Corporation, as Agent, 14 Wall Street, New York, New York 10005, in lawful money of the United States of America and in immediately available funds, the principal amount of SEVEN MILLION DOLLARS ($7,000,000), or such lesser amount as may then constitute the unpaid aggregate principal amount of the Lender's Proportionate Share of the Revolving Loans outstanding on the Expiration Date.

     The Borrowers jointly and severally agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof until paid in full (both before and after judgment) on the dates and at the rates specified in Article IV of the Credit Agreement (as defined below).

     If any payment on this note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This note is one of the Revolving Notes referred to in the Credit Agreement, dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrowers, the Lender, the other financial institutions parties thereto, BT Commercial Corporation, as Agent (in such capacity, the "AGENT") and Bankers Trust Company, as Issuing Bank (in such capacity, the "ISSUING BANK"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to voluntary and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement unless otherwise defined herein. The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

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     Upon the occurrence and during the continuance of an Event of Default, the
Agent may, among other things, by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this note to enforce its claims against the Borrowers: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 8.1(g) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate the Commitments; and at all times thereafter, all loans and advances made by the Lender pursuant to the Credit Agreement shall be at the Lender's sole discretion.

     This note is secured by the collateral described in the Security Agreements and other Collateral Documents.

     The Borrowers hereby waive presentment, demand, protest and notice of any kind in connection with this note. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This note shall not be revoked or impaired as to either Borrower by the revocation or release of any obligations of the other Borrower.

Each Borrower hereby agrees that, until the Obligations are paid in full and the Credit Agreement and all outstanding Letters of Credit are terminated, it shall not assert any claim or other right that it may now have or hereafter acquire against the other Borrower that arises from the existence, payment, performance or enforcement of such Borrower's obligations under this note or the Credit Agreement, the other Credit Documents or the Obligations or guarantees thereof, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the other Borrower, or any collateral securing any Obligation, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the other Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to either Borrower in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Obligations and the termination of the Credit Agreement and all outstanding Letters of Credit, such Borrower shall immediately give the Agent notice of its receipt of such amount and such amount shall be held in trust for the benefit of the Agent and the Lenders owed the Obligations which gave rise to such Borrower's right of recovery, segregated from other funds of such Borrower, and shall forthwith


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be paid to the Agent to be credited and applied to the Obligations then due and payable, whether matured or unmatured, in such order as the Agent may determine. Each Borrower acknowledges that it will receive direct and indirect benefits from the Credit Agreement and the transactions consummated in connection therewith and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. Until all of the Obligations shall have been paid in full in cash and the termination of the Credit Agreement and all outstanding Letters of Credit, neither Borrower will enforce any other claim or exercise any other rights which it may have against the other Borrower.

     This note (a) is issued in substitution and exchange for (but not in payment of) the Revolving Note dated October 31, 1997 made by the Borrowers in favor of the Lender (the "Original Note") and (b) amends and restates the Original Note in its entirety.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE
GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.



                                        SAFETY 1ST, INC.

Witness: /s/ Paula L. Murphy            By: /s/ Richard E. Wenz
        -------------------------          -----------------------------------
                                           Name:
                                           Title:

                                    .

                                        SAFETY 1ST HOME PRODUCTS CANADA
                                        INC.


Witness: /s/ Paula L. Murphy            By: /s/ Richard E. Wenz
        -------------------------          -----------------------------------
                                           Name:
                                           Title:





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